Exhibit 10.11


                                                    Commencement Date 11-20-2002
                                                    Lease Term:  84 months Final
                                                    Payment:          10-20-2009

              This lease is non-cancelable for the term indicated.
                      Commercial Equipment Lease Agreement

     THIS COMMERCIAL EQUIPMENT LEASE AGREEMENT ("Equipment Lease"), is by and between Fair Holdings, Inc., an Ohio corporation (hereinafter "Lessor") and United Expressline, Inc., an Indiana corporation (hereinafter "Lessee").

                                      TERMS

     1. Lease. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the personal property described on the attached Schedule "A" upon the terms and conditions set forth herein and in any related Schedule(s) (such property together with all replacements, repairs, and additions incorporated therein or affixed thereto being referred to herein as the "Equipment"), which schedules are incorporated and made part hereof by reference herein. Throughout this document the term Equipment Lease shall herein refer to this Equipment Lease and any related Schedule(s).

     2. Term. The term of this Equipment Lease with respect to the Equipment (the Term) shall commence on the date that is set forth above (the "Commencement Date") and shall terminate on the last day of the Lease Term set forth above (the "Lease Term"), unless earlier terminated in accordance with the provisions of this Equipment Lease.

     3. Rent. The rent for the Equipment for the entire Lease Term shall be $824.60 per month (the "Rent"), with the first such monthly payment due and payable on the Commencement Date. All subsequent monthly Rent payments shall be due in advance on the same date of each month, or the first business day thereafter if such payment becomes due on a non-business day, at a location to be designated in writing from time to time by Lessor. Payments due hereunder shall be subject to the provisions of paragraph 10. After having made the 84 payments required herein and so long as Lessee is not in default of this Equipment Lease, Lessee may purchase the Equipment for One Dollar ($1.00).

     4. Additional Payment. Lessee shall pay, in addition to Rent, any other amounts set forth herein.

     5. Lessee Inspection: Conclusive Presumptions. Lessee shall inspect each item of Equipment within forty-eight (48) hours after receipt thereof. Unless within such period of time Lessee gives written notice to Lessor specifying any defect in or any other proper objection to the Equipment, Lessee agrees that it shall be conclusively presumed, as between Lessor and Lessee, that Lessee has fully inspected and acknowledged that the Equipment is in good condition and repair, and that Lessee is satisfied with and has accepted the Equipment in such good condition and repair and as satisfactory in all aspects for the purposes of this Equipment Lease.

     6. Uses and Location. (a) Lessee shall use the Equipment in a careful and proper manner, only in the normal and ordinary course of Lessee's business, and Lessee shall comply with, and shall use the Equipment in accordance with, (1) all state, federal and local laws, rules, regulations, statutes and ordinances applicable to Lessor relating to the use, possession, operation, licensing, registration, maintenance or inspection of the Equipment, (2) any insurance policies in effect with respect to the Equipment, (3) any warranties of any manufacturer with respect to the Equipment or any component thereof as attached as Schedule "A", and (4) the operating instructions furnished by manufacturers or other suppliers of the Equipment.

     (b) Upon 24 hours prior notice, Lessor shall have the right to inspect the Equipment and observe its use during normal business hours and any other reasonable time and to enter into and upon the premises where the Equipment may be located for such purpose. Lessee shall maintain possession of the Equipment. Lessee shall give Lessor immediate notice of any attachment or other judicial process affecting the Equipment and whenever requested by Lessor of the exact location of the Equipment.

     7. Title and Return. (a) The Equipment is the property, and at all times shall remain, the sole and exclusive property of Lessor, and the delivery of the Equipment to Lessee and Lessee's possession thereof shall constitute a bailment. Lessee shall have no right, title or interest to the Equipment, except as expressly set forth in this Equipment Lease.

     (b) Upon expiration or earlier termination of this Equipment Lease, unless there has been a Casualty Occurrence to the Equipment, Lessee shall return the Equipment to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering the Equipment at Lessee's cost and expense to a location to be designated by Lessor.

     8. Maintenance and Repairs. With respect to items not subject to Manufacturer's warranty, Lessee, at its own cost and expense, shall (a) maintain and keep the Equipment and all components thereof in good repair, condition and working order and in good condition as to appearance and mechanical performance, ordinary wear and tear from authorized use excepted, (b) make all reasonable and necessary repairs, (c) purchase replacements for and replace worn or defective components of the Equipment, so as to keep the Equipment in good mechanical and working order, and (d) cause the Equipment and all components thereof to meet the applicable standards of any applicable governmental agency with jurisdiction over Lessor, Lessee or the Equipment whether or not such requirements, by their terms, are normally imposed upon Lessee. Lessee shall pay for any and all replacement  parts  and  components  required  by this  section,  and  all  such replacement parts and components shall be free and clear of all liens and encumbrances. Title to all such replacement parts and components shall immediately pass to Lessor upon installation thereof.

     9. Alterations. Without the prior written consent of Lessor, Lessee shall not make any material alterations, additions or improvements to the Equipment. All additions and improvements of whatsoever kind or nature made to the Equipment shall belong to and become the property of Lessor upon the expiration, or earlier termination of this Lease.

     10. No Warranties By Lessor. LESSEE HAS SELECTED BOTH (a) THE EQUIPMENT AND
(b) THE MANUFACTURER OR OTHER SUPPLIER FROM WHOM LESSOR IS TO PURCHASE IT. LESSOR MAKES NO W ARRANTY, EXPRESSED OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION THE DESIGN OR THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS". If any item of Equipment or all the Equipment is not properly installed, does not operate as represented or warranted by its manufacturer, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof directly against such manufacturer and shall, upon satisfactory resolution of the claim by manufacturer, pay Lessor all rents payable under this Lease. In the event manufacturer is unable or unwilling to resolve the claim, Lessor will engage a mutually agreed party to resolve the claim to Lessee's reasonable satisfaction at Lessor's expense. Lessor hereby agrees to assign to Lessee, solely for the purpose of making and prosecuting any such claim all of the rights which Lessor has against such manufacturer for breach of warranty or other representation representing the Equipment. LESSOR SHALL NOT BE LIABLE FOR ANY DIRECT OR CONSEQUENTIAL DAMAGES INCURRED BY LESSEE AS A RESULT OF ANY BREACH OF WARRANTY OR REPRESENTATION WITH RESPECT TO THE EQUIPMENT AND LESSOR SHALL NOT BE LIABLE TO LESSEE FOR LOSS OF USE OF THE EQUIPMENT, OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS OCCASIONED BY LESSEE'S INABILITY TO USE THE EQUIPMENT, FOR ANY REASON WHATSOEVER. The provisions of this paragraph are intended to be a complete exclusion and negation of any express or implied warranties by Lessor with respect to the Equipment, whether arising under the Uniform Commercial Code or under any other law now or hereafter in effect, or otherwise.

     11. Insurance. Lessee, at its own expense, shall provide, maintain and pay for (a) insurance against a loss or theft of or damage the Equipment for an amount equal to its replacement cost naming Lessor as a loss-payee, All such insurance that Lessee is required by this Equipment Lease to maintain shall be obtained with an insurance company with at least an A- rating by A.M. Best and shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach or warranty or condition, breach of declarations, misrepresentations or negligence of Lessee, its employees or agents. Each such policy shall contain an agreement by the insurer that notwithstanding lapse of any policy for any reason, or rights of cancellation by the insurer or any cancellation by Lessee, such policy shall continue in full force for the benefit of the Lessor, for at least thirty (30) days after written notice thereof to Lessor, and no alteration in any such policy shall be made except upon thirty
(30) days written notice of such proposed alteration to Lessor and written approval by Lessor. If Lessee fails to acquire any policy of insurance required to be maintained pursuant to this paragraph, or fails to renew or replace any such policy at least twenty (20) days prior to the expiration thereof, or fails to keep any such policy in full force and effect, Lessor shall have the option (but not the obligation) to pay the premiums on any such policy of insurance or to procure new insurance in an amount type, coverage and terms satisfactory to Lessor. Any amounts paid therefore by Lessor shall be immediately due and payab 1 e to Lessor by Lessee upon demand by Lessor. No exercise by Lessor of such option shall in any way affect the provisions of this Equipment Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default. The proceeds of such insurance shall be applied toward the repair or replacement of the Equipment if such repairs exceed the fair market value of the Equipment.

     12. Taxes and General Covenants. (a) Lessee agrees to pay when due, all sales, use, property, excise, license and registration, duties, taxes, ad valorem and assessments, charges or fees of any nature whatsoever (including any fees incurred with respect to engaging a third-party to apply and process any permits, fees or taxes) (Except for any taxes based upon Lessors net income) however designated, now and hereafter imposed by any governmental entity, whether based upon the Rent or the Equipment or the purchase delivery, ownership, leasing, use, possession or return thereof. Any fees, taxes or other charges paid by Lessor upon failure of Lessee to make such payment shall at Lessor's demand become immediately due from Lessee to Lessor. Lessor reserves the right, upon notice to Lessee, to pay property taxes imposed on Equipment which is leased pursuant to a fair market value or a true lease. If so paid, Lessor will bill Lessee for the tax that shall become an obligation of Lessee under this lease.

     (b) Lessee shall keep the Equipment free and clear of any levies, liens and encumbrances. Upon Lessor's request, Lessee shall execute, acknowledge and deliver in recordable form any documents or other instruments with respect to the Equipment or this Lease as the Lessor may consider necessary or desirable to comply with the filing or recording requirements of any jurisdiction.

     13. Indemnity.
     Lessee shall indemnify and defend against, and hold Lessor harmless from, any and all claims, actions, damages (including reasonable attorney's fees) obligations, liabilities and liens (including any of the foregoing arising or imposed without Lessor's fault or negligence, or in connection with latent or other defects or under the doctrine of strict liability), imposed or incurred by or asserted against Lessor or its successors or assigns, arising out of the manufacture, purchase, lease, possession, operation, condition, return or use of the Equipment, or by operation of law. Lessee shall give Lessor prompt written notice of any matter hereby indemnified against and agrees that upon written notice by Lessor of the assertion of such a claim, action, damage, obligation, liability of lien, Lessee shall assume full responsibility for the defense thereof. This paragraph 13 shall survive the expiration or other termination of this Equipment Lease. If Lessee fails to provide an adequate defense, in Lessor's sole discretion, then Lessor may retain its own counsel at Lessee's expense. All of Lessor's rights and privileges arising out of this paragraph 13 shall survive the expiration or other termination of this Equipment Lease. Any amounts required to be paid under this paragraph which cannot be paid on the dates on which Rent would become due because of the expiration or other termination of this Equipment Lease shall be due upon demand by the party claiming that such payment is due.

     14. Event of Default. The occurrence of any of the following events (each of them an Event of Default) shall constitute a default under this lease:

          (a) failure of Lessee to pay any installment of Rent or any other sum required by this Equipment Lease to be paid by Lessee within ten (10) days after receipt of notice of such non-payment.

          (b) Failure of Lessee to observe, perform or comply with any term, obligation. covenant or condition contained in this Equipment Lease or any Schedule other than the obligation referred to in subparagraph (a) above within fifteen (15) calendar days after receipt of notice of such failure.

          (c) Any attempted sale encumbrance by Lessee of the Equipment or any item of Equipment.

          (d) Failure of Lessee to contest a lien or encumbrance known to Lessee and asserted against the Equipment or any Item of Equipment.

          (e) Failure to maintain any insurance required under paragraph 11 of this Equipment Lease.

          (f) Lessee ceases to do business as a going concern.

          (g) Lessee shall (1) be generally not paying its debts as they become due, (2) admit its inability to pay its debts generally as they become due,
     (3) be insolvent, either in that its liabilities exceed its assets, or in that it is unable to pay its debts as they become due, (4) make a general assignment for the benefit of creditors, (5) file a petition in bankruptcy, or admit (by answer, default or otherwise) the material allegations of any petition in bankruptcy filed against it under the Federal Bankruptcy Laws (as in effect of the date of this Equipment Lease or as they may be amended from time to time), or under any other law for the relief of debtors or for the discharge, arrangement or compromise of debtors' debts or (6) consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequester or other official with similar powers of Lessee or a substantial part of its assets.

          (h) A petition shall be filed against Lessee in proceedings under the Federal Bankruptcy Law (as in effect at the date of this Equipment Lease, or they be amended from time to time), or under any other laws for the relief of debtors or for the discharge, arrangement or compromise of debtors' debts, or any order shall be rendered by any court of competent jurisdiction appointing a receiver, trustee, or liquidator of Lessee or of all or part of Lessee's assets, and such petition or order is not dismissed or stayed within sixty (60) consecutive calendar days after entry thereof.

     15. Remedies. Upon the occurrence of any Event of Default, and any time thereafter, Lessor may at its option exercise any one or more of the following remedies:

          (a) Declare the entire amount of all unpaid Rent under this Equipment Lease (including installments of Rent which would otherwise have become due after the Event of Default), if any to be due and payable immediately.

          (b) Terminate this Equipment Lease as to any or all items of Equipment, whereupon all rights of Lessee to the use of the Equipment shall absolutely cease and terminate but Lessee shall remain liable upon all of Lessee's obligations under this Lease. Any such termination shall occur only by written notice by Lessor to Lessee. Any such termination shall not impair Lessor's right to exercise the other remedies set out herein.

          (c) Immediately take possession of the Equipment after terminating this Equipment Lease as provided in subparagraph (b) of this paragraph, and for this purpose may enter upon any premises of Lessee without any liability for such entry.

          (d) Sell the Equipment or any other item of Equipment, with or without taking possession of it, at public auction or private sale at such time and upon such terms as Lessor may determine, free and clear of any rights of Lessee. In such case Lessor may recover from Lessee the difference between
     (i) the sum of (A) the present value of the rent required under this Equipment Lease after the Event of Default, (B) the present value of the fair market value which the Equipment would have had at the normal expiration of the Equipment Lease had there been no event of default (as determined by an independent appraiser acceptable to Lessor), and (C) all of the other payments due to Lessor under this Equipment Lease as of the date of sale including, but not limited to amounts due pursuant to paragraph 14 of this Equipment Lease, and the proceeds of any sale of such Equipment (which proceeds have been reduced by the reasonable expenses incurred by the Lessor in the retaking of possession, preparation for sale, and sale of such Equipment). To the extent that it does not duplicate amounts credited to Lessee and deducted from amounts Lessor may recover under the preceding sentence, Lessee shall be entitled, in mitigation of damages, to the net proceeds of any such sale after deduction from such proceeds of all costs, charges and expenses incurred by Lessor in the exercise of its remedies under this paragraph 16, up to the amount paid by Lessee under the preceding sentence.

          (e) Lease the Equipment, or any item of Equipment, with or without taking possession of it, for such period and rental, and to such personals as Lessor may elect. In such case, Lessor may recover from the Lessee the greater of (1) the aggregate of (A) the present value of the aggregate of the Rent required under this Equipment Lease for the term of this Equipment Lease remaining after the Event of Default, and (B) all of the other payments due to Lessor under this Equipment Lease as of the date of the new lease, including, but not limited to amounts due pursuant to paragraphs 4 and 14 of this Lease, less the present value of the contracted for rent for the Equipment to become due under the terms of the new lease for the period beginning on the date the event of default occurred and ended on the date the Term would have expired and had there been no Event of Default, or (2) the aggregate of (A) the present value of the aggregate of the Rent required under this Equipment Lease for the term remaining after the Event of Default, and (B) all of the other payments due to Lessor under this Equipment Lease as of the date of the new lease, including but not limited to amounts due pursuant to paragraphs 4 and 14 hereof, less the present value of the fair rental value (as determined by an independent appraiser acceptable to Lessor) of such Equipment for the period beginning on the date the Term would have expired if there had been an Event of Default. To the extent that it does not duplicate amounts credited to Lessee and deducted from amounts Lessor may recover under subparagraphs (1) and (2) of this subparagraph (e), Lessee shall be entitled, in mitigation of damages, to the net present value of the contracted for Rent under any new lease for the period beginning on the date of the Event of Default occurred and ending on the date this Equipment Lease would have terminated had there been no Event of Default ( discounted at the interest rate at which a new Lessee could borrow funds on a secured basis for a term equivalent to the term of the new lease ), after deduction from such present value of all costs, charges and expenses, including attorney's fees, incurred by Lessor in the exercise of Lessor's remedies under this paragraph 17, up to the amount paid by Lessee under this subparagraph (e).

          (f) Pursue any other remedy at law or in equity.


     If this Lease or any Schedule thereto is deemed at any time to be a lease intended as security, Lessee grants Lessor a security interest in the Equipment to secure its obligations under this lease and all other indebtedness at any time owing by Lessee to Lessor and agrees that upon the occurrence of an Event of Default, in addition to all of the other rights and remedies available to Lessor hereunder, Lessor shall have all of the rights and remedies of a Senior Secured party under the Uniform Commercial Code.

     16. Remedies Not Exclusive. No right or remedy conferred in this Equipment Lease is exclusive of any other right or remedy conferred herein or by law, but all such remedies are cumulative of every other right or remedy conferred hereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time.

     17. Lessor's Expenses. Lessee shall pay Lessor all costs and expenses, including reasonable attorney's fees and court costs, incurred by Lessor in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions, or provisions hereof.

     18. Assignment. (a) Without Lessor's prior written consent, Lessee shall not (1) assign, transfer, pledge or hypothecate the Equipment Lease, the Equipment or any items thereof, or any interest therein, or (2) sublet or lend the Equipment or any items thereof to be used by anyone other than Lessee, Lessee's employees or race teams related to Lessee. Consent to anyone of the foregoing acts applies only in the given instance and is not a consent to any subsequent like acts by Lessee or any other person.

     (b) Lessee's interest herein may not be assigned or transferred by operation of Law.

     (c) Lessor may assign this Equipment Lease or mortgage the Equipment or both in whole or in part, with notice to Lessee. Upon notice of such assignment, Lessee shall (if Lessor requests) acknowledge receipt thereof in writing. Each such assignee or mortgagee shall have all of the rights, but none of the obligations of Lessor under this Equipment Lease. Lessor agrees that Lessee may quietly enjoy the use of the Equipment subject to, and so long as Lessee complies with, all the terms and conditions of this Equipment Lease. Subject to the foregoing, this lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

     19 Personal Property. The Equipment is, and at all times shall be and remain. personal property. At its own cost and expense, Lessee shall take all actions that may be necessary or desirable to cause the Equipment and each component thereof to retain its character as personal property.

     20. Late Charge. If Lessee fails to pay any installment or rent or any other sum to be paid by Lessee to Lessor within ten (10) days after the due date thereof, Lessee shall pay Lessor a late charge equal to 1 % of such installment or if there is a maximum contract rate fixed by law, then at such rate.

     21. Non-waiver. No covenant or condition of this Equipment Lease can be waived except by the written consent of Lessor. Forbearance or indulgence by Lessor in any regard whatsoever, shall not constitute a waiver of the covenant or condition to be performed by Lessee to which such forbearance or indulgences may apply, and until complete performance by Lessee of such covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this Equipment Lease or by law or in equity despite such forbearance or indulgence.

     22. Entire Agreement. This instrument and the Schedules constitute the entire agreement between Lessor and Lessee and shall not be amended, altered or changed except by written agreement signed by the parties.

     23. Notices. Service of all notices under this Equipment Lease shall be sufficient if given personally or mailed to the party involved at its respective address or at such address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective when deposited in the United States mail, duly addressed and with first class postage pre-paid.

     24. Titles. The titles of the paragraphs of this Equipment Lease are solely for the convenience of the parties, and are not an aid in the interpretation of the instrument.

     25. Time. Time is of the essence of this Equipment Lease and each and all of its provisions.

     26. Governing Law. The validity, construction and performance of this Equipment Lease shall be governed by the laws (including the conflict of laws rules) of the State of Indiana. Lessee hereby consents to the jurisdiction of any state or federal court located in Marion County, Indiana.

     27. Incorporation By Reference. All Schedules, annexes or other attachments to this Equipment Lease as if set out in full at the first place in this Equipment Lease that references is made thereto.

     28. Further Assurances. At Lessor's request, from time to time, Lessee shall sign financing assignments or other documents or instruments necessary to make public flings reflecting Lessor's ownership of and interest in the Equipment, and Lessee authorized Lessor to make any such filings that Lessor may deem appropriate. Such filings and this provision are precautionary only and do not evidence any intention that this Equipment Lease create a security interest. In addition to the foregoing, Lessee shall provide to Lessor any confirmation and/or reaffirmation of the representations and warranties contained in paragraphs 14 and 18 of this Lease from any legal cowisel or certified public accountant acceptable to Lessor as Lessor may require.

LESSEE:                                 LESSOR:

United Expressline, Inc.                Fair Holdings, Inc.


By: /s/ Terry Whitesell                 By: /s/ Timothy S. Durham
   --------------------------               ----------------------------
        Terry Whitesell                         Timothy S. Durham
Its: Chairman                           Its: President

                         SCHEDULE "A" EQUIPMENT TO LEASE


        1 Press Brake